                                                                     EXHIBIT 4.3

                         REGISTRATION RIGHTS AGREEMENT

          This Registration Rights Agreement (the "Agreement") is made and entered into as of May __, 1996, by and between FRD Acquisition Co., a Delaware corporation (the "Company"), and Family Restaurants, Inc., a Delaware corporation ("FRI").

          This Agreement is made pursuant to the Stock Purchase Agreement, dated as of March 1, 1996, among FRI, Flagstar Companies, Inc., a Delaware corporation, Flagstar Corporation, a Delaware corporation, and the Company (the "Purchase Agreement"). In order to induce FRI to enter into the Purchase Agreement, the Company has agreed to provide the registration rights for the Registrable Securities (as hereinafter defined) on the terms set forth in this Agreement.

          The parties hereby agree as follows:

     SECTION 1.  Definitions.
                 -----------

          Capitalized terms used herein without definition shall have their respective meanings as set forth in the Indenture (as hereinafter defined). In addition, as used in this Agreement, the following terms shall have the following meanings:

          Advice:  See the last paragraph in Section 4.
          ------

          Affiliate:  With respect to any specified person, any other person
          ---------
directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to
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direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the
               -----------       ----------
foregoing.

          Effectiveness Date:  The date that is 105 days after the Issue
          ------------------
Date.

          Effectiveness Period:  See Section 2(a).
          --------------------

          Event Date:  See Section 2(b).
          ----------

          Filing Date:  The date that is 45 days after the Issue Date.
          -----------

          Indenture:  The Indenture, dated as of May __, 1996, between the
          ---------
Company and The Bank of New York, as trustee, pursuant to which the Senior Notes are being issued, as amended or supplemented from time to time in accordance with the terms thereof.

          Liquidated Damages:  See Section 2(b).
          ------------------

          Losses:  See Section 7.
          ------

          Proceeding:  An action, claim, suit or proceeding (including, without
          ----------
limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

          Prospectus:  The prospectus included in any Registration Statement
          ----------
(including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

          Registrable Securities:  The Senior Notes upon original issuance
          ----------------------
thereof, and at all times subsequent thereto, until in the case of any such Senior Note, (i) a Registration Statement covering such Senior Note has been declared effective by the SEC and such Senior Note has been disposed of in accordance with such effective Registration Statement, or (ii) it is sold in compliance with Rule 144.

          Registration Default:  See Section 2(b).
          --------------------

          Registration Statement:  Any registration statement of the Company
          ----------------------
that covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

          Rule 144:  Rule 144 under the Securities Act, as such Rule may be
          --------
amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

          Rule 144A:  Rule 144A under the Securities Act, as such Rule may be
          ---------
amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

          Rule 415:  Rule 415 under the Securities Act, as such Rule may be
          --------
amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

          Senior Notes:  The 12.50% Senior Notes due 2004 of the Company issued
          ------------
under the Indenture.

          Shelf Registration:  See Section 2(a).
          ------------------

          Special Counsel:  Any firm acting as special counsel to the holders of
          ---------------
Registrable Securities.

          Trustee:  The trustee under the Indenture.
          -------

          underwritten registration or underwritten offering:  A registration in
          --------------------------------------------------
which securities of the Company are sold to an underwriter for reoffering to the public.

     SECTION 2.  Shelf Registration.
                 ------------------

          (a) The Company shall prepare and file with the SEC, as promptly as practicable after the Closing Date but in no event later than the Filing Date, a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Securities (the "Shelf Registration"). The Shelf Registration shall be on Form S-1 or another appropriate form permitting registration of such Registrable Securities for resale by such holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). The Company shall not permit any securities other than the Registrable Securities to be included in the Shelf Registration. The Company shall use its best efforts to (i) cause the Shelf Registration to be declared effective under the Securities Act on or prior to the Effectiveness Date and (ii) keep the Shelf Registration continuously effective under the Securities Act for a period (the

"Effectiveness Period") of the shorter of (A) 36 months from the Issue Date and
(B) such shorter period that will terminate when all Registrable Securities covered by the Shelf Registration have been disposed of in accordance with the Shelf Registration. If the Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period the Company shall use its best effort to obtain the withdrawal of any order suspending the effectiveness thereof at the earliest possible moment, and if necessary, to file additional Shelf Registrations covering all of the Registrable Securities. The Company shall supplement and amend the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used by the Company, if required by the Securities Act, or if requested by the holders of a majority in principal amount of the Registrable Securities covered by such Registration Statement or by any underwriter of such Registrable Securities.

          (b) The parties hereto agree that the holders of Registrable Securities will suffer damages if the Company fails to fulfill its obligations under this Section 2 and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if (i) a Registration Statement relating to the Shelf Registration is not filed with the SEC on or prior to the Filing Date, (ii) after being so filed, the Shelf Registration is not declared effective by the SEC on or prior to the Effectiveness Date or (iii) the Shelf Registration is declared effective by the SEC, but thereafter ceases to be effective or usable during the Effectiveness Period (the Filing Date in the case of clause (i), the Effectiveness Date in the case of clause (ii) and the date on which the Shelf Registration ceases to be effective or usable in the case of clause (iii), each being referred to herein as an "Event Date," and each such event referred to in clauses (i) through (iii), a "Registration Default"), then the Company will pay as liquidated damages to each holder of Registrable Securities an amount (the "Liquidated Damages") equal to (A) for the 90-day period beginning on an Event Date, $.05 per week per $1,000 principal amount of such Registrable Securities, and (B) for each subsequent 90-day period, the Liquidated Damages for the prior 90-day period increased by an additional $.05 per week per $1,000 principal amount of such Registrable Securities; provided,
                                                                     --------
however, that the Liquidated Damages will, in each case, cease to accrue on the
- -------
date on which (x) a Registration Statement relating to the Shelf Registration is filed, with respect to Liquidated Damages payable pursuant to clause (i) above for failure to file by the Filing Date; (y) the Shelf Registration is declared effective, with respect to the Liquidated Damages payable pursuant to clause
(ii) above for failure to be declared effective by the Effectiveness Date; or
(z) the Shelf Registration is no longer subject to an order suspending the effectiveness thereof or a new subsequent Shelf Registration is declared effective, with respect to Liquidated Damages payable pursuant to clause (iii) above for the failure to remain effective or usable during the Effectiveness Period.

          (c) The Company shall notify the Trustee within one Business Day after each and every Event Date. The Company shall pay the Liquidated Damages due on the Registrable Securities by depositing with the Trustee, in trust, for the benefit of the holders thereof, on or before the applicable semi-annual interest payment date, immediately available funds in sums sufficient to pay the Liquidated Damages then due or additional Senior Notes if interest on the Senior Notes is then payable in additional Senior Notes. The Liquidated Damages due shall be payable on each interest payment date to the record holder of Registrable Securities entitled to receive the interest payment to be made on such date as set forth in the Indenture. Each obligation to pay the Liquidated Damages shall be deemed to accrue on the applicable Event Date. The parties hereto agree that the Liquidated Damages provided for in Section 2(b) constitute a reasonable estimate of the damages that may be incurred by holders of Registrable Securities by reason of a Registration Default.

     SECTION  3.    Hold-Back Agreements.
                    --------------------

          The Company shall not effect any (i) registration of its debt securities or (ii) public or private sale or distribution of any of its debt securities, whether on its own behalf or at the request of any holder or holders of such securities (other than pursuant to and in accordance with this Agreement), from the date hereof until the earlier of (A) 90 days after the date on which all securities covered by the Shelf Registration have been sold or (B) 180 days after the effective date of the Shelf Registration, unless the Company shall have first notified in writing the holders of Registrable Securities covered by such Registration Statement of its intention to do so, and the holders of a majority in aggregate principal amount of Registrable Securities to be included in such Registration Statement or the managing underwriter, if any, shall have consented thereto in writing. The Company further agrees to cause each holder of its debt securities issued at any time on or after the date of this Agreement (other than securities purchased in a registered public offering) to agree to the extent permitted by law not to effect any public sale or distribution of any such securities during such period, including a sale pursuant to Rule 144 or Rule 144A.

     SECTION 4.     Registration Procedures.
                    -----------------------

          In connection with the registration of any Registrable Securities pursuant to Section 2 hereof, the Company shall effect such registrations to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof as specified by the holders thereof, and pursuant thereto the Company shall, as expeditiously as possible:

          (a) Prepare and file with the SEC, as soon as practicable after the date hereof but in any event prior to the Filing Date, a Registration Statement or Registration Statements as prescribed by Section 2, and to cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that before filing any Registration Statement or
        --------  -------
Prospectus or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference), the Company shall furnish to and afford the holders of the Registrable Securities covered by such Registration Statement, the Special Counsel and the managing underwriters, if any, copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed, which documents will be subject to the review of such holders, the Special Counsel and such underwriters, and the Company shall not file any Registration Statement or Prospectus or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference) to which the holders of a majority in aggregate principal amount of the Registrable Securities covered by such Registration Statement, their Special Counsel or the managing underwriters, if any, shall reasonably object, in writing, on a timely basis.

          (b) Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented in accordance with the intended method or methods of disposition specified by the holders thereof.

          (c) Notify the selling holders of Registrable Securities, the Special Counsel and the managing underwriters, if any, promptly (but in any event within 3 Business Days), and confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective (including in such notice a written statement that any holder may, upon request, obtain, without charge, one conformed copy of such Registration

Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC or any other Federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (iv) if at any time the representations and warranties of the Company contained in any agreement contemplated by Section 4(o) (including, without limitation, any underwriting agreement) below cease to be true and correct, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Securities for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (vi) of the happening of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

          (d) Use its best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, and, if any such order is issued, use its best efforts to obtain the withdrawal of any such order at the earliest possible moment.

          (e) If requested by the managing underwriters, if any, or the holders of a majority in aggregate principal amount of the Registrable Securities, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information relating to the underwriters, any holder of Registrable Securities or the plan of distribution of Registrable Securities as the managing underwriters, if any, or such holders reasonably request to be included therein, (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment pursuant to clause (i), and (iii) supplement or make amendments to such Registration Statement as required in connection with any request made pursuant to clause (i).

          (f) Furnish to each selling holder of Registrable Securities who so requests and to Special Counsel and each managing underwriter, if any, without charge, one conformed copy of the Registration Statement or Statements and each post-effective amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits (including those previously furnished or incorporated by reference) at the earliest practicable time under the circumstances before the filing of such documents with the SEC.

          (g) Deliver to each selling holder of Registrable Securities, their Special Counsel and the underwriters, if any, without charge, as many copies of the applicable Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request; and the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling holders of Registrable Securities (and the underwriters or agents, if any) in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto;

          (h) Prior to any public offering of Registrable Securities, register or qualify, and to cooperate with the selling holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling holder or the managing underwriters reasonably request; where Registrable Securities are offered other than through an underwritten offering, cause its counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 4(h); and keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided,
                                                             --------
however, in no case shall the Company be required to submit to jurisdiction of
- -------
or qualify to do business in any such jurisdiction where it is not already so subject.

          (i) Cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company ("DTC"); and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, or holders may reasonably request at least two Business Days prior to any sale of Registrable Securities in a firm commitment underwritten public offering, or at least five Business Days prior to any other such sale.

          (j) Cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities, except as may be required solely as a consequence of the nature of such selling holder's business, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals.

          (k) Upon the occurrence of any event contemplated by section 4(c)(v) or 4(c)(vi) above, as promptly as practicable prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (l) Use its best efforts to cause the Registrable Securities to be rated by the appropriate rating agencies, if so requested by the holders of a majority in aggregate principal amount of Registrable Securities covered by such Registration Statement or the managing underwriters, if any.

          (m) Prior to the effective date of the first Registration Statement relating to the Registrable Securities, (i) provide the Trustee with printed certificates for the Registrable Securities in a form eligible for deposit with DTC and (ii) provide a CUSIP number for the Registrable Securities;

          (n) Cause all Registrable Securities covered by such Registration Statement to be (i) listed on each securities exchange, if any, on which similar securities issued by the Company are then listed, or (ii) authorized to be quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or the National Market System of NASDAQ if similar securities of the Company are so authorized, in each case if so requested by the holders of a majority in aggregate principal amount of Registrable Securities covered by such Registration Statement or the managing underwriters, if any.

          (o) Enter into such agreements (including, in the event of an underwritten offering, an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions in connection therewith (including those requested by the managing underwriters, if any, or the holders of a majority in aggregate principal amount of the Registrable Securities being sold) in order to expedite or facilitate the registration or the disposition of such Registrable Securities in accordance with the intended method or methods of distribution, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

              (i) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Company and its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, scope and substance as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested;

              (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the Special Counsel), addressed to each selling holder of Registrable Securities and each of the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Special Counsel and underwriters;

              (iii) obtain "cold comfort" letters and updates thereof (which letters and updates (in form, scope and substance) shall be reasonably satisfactory to the holders of such Registrable Securities and the managing underwriters, if any) from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants), addressed to each selling holder of Registrable Securities and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings; and

              (iv) deliver such documents and certificates as may be requested by the holders of a majority in aggregate principal amount of the Registrable Securities being sold, the Special Counsel and the managing underwriters, if any, to evidence the continued validity of the representations and warranties of the Company and its subsidiaries made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

          If an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in Section 6 hereof (or such other provisions and procedures acceptable to holders of a majority in aggregate principal amount of Registrable Securities covered by such Registration Statement and the managing underwriters or agents) with respect to all parties to be indemnified pursuant to said Section.

          (p) Make available for inspection by any selling holder of such Registrable Securities being sold, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorney or accountant retained by any such selling holder or underwriter (collectively, the "Inspectors"), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information in each case reasonably requested by any such Inspector in connection with such Registration Statement; provided,
                                                                      --------
however, that any Records that the Company determines, in good faith, to be, and
- -------
that it notifies the Inspectors in writing are, confidential shall not be disclosed by the Inspectors unless (i) such Records are in the public domain or otherwise publicly available, (ii) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement,
(iii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iv) disclosure of such Records is otherwise required by law (including, without limitation, the Securities
Act).

          (q) Provide an indenture trustee for the Registrable Securities, and cause the Indenture, to be qualified under the TIA not later than the effective date of the first Registration Statement relating to the Registrable Securities; and in connection therewith, cooperate with the trustee under any such Indenture and the holders of the Registrable Securities, to effect such changes to such Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its best efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

          (r) Comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month period.

          Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(c)(ii), 4(c)(iii), 4(c)(iv), 4(c)(v) or 4(c)(vi), such holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(k), or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto, and at the Company's request and expense shall redeliver copies of such Registration Statement and Prospectus (other than permanent file copies) to the Company. In the event the Company shall give any such notice, the Effectiveness Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 4(k) or (y) the Advice.

     SECTION  5.  Registration Expenses.
                  ---------------------

          (a) All fees and expenses incident to the performance of or compliance with this Agreement shall be borne by the Company whether or not any Registration Statement becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, fees and disbursements of counsel for the underwriters or selling holders in connection with Blue Sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the managing underwriters, if any, or the holders of a majority in principal amount of the Registrable Securities being sold may designate)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with DTC and of printing prospectuses if the printing of prospectuses is requested by the managing underwriters, if any, or, in respect of Registrable Securities, by the holders of a majority in aggregate principal amount of the Registrable Securities included in any Registration Statement), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company and reasonable fees and disbursements of Special Counsel for the sellers of Registrable Securities, (v) fees and disbursements of all independent certified public accountants referred to in Section 4(o)(iii) (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (vi) the fees and expenses of any "qualified independent underwriter" or other independent appraiser participating in an offering pursuant to Section 3 of Schedule E to the By-laws of the National Association of Securities Dealers, Inc., (vii) rating agency fees,
(viii) Securities Act liability insurance, if the Company so desires such insurance, (ix) fees and expenses of all other Persons (including special experts) retained by the Company, (x) internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties), (xi) the expense of any annual audit, and (xii) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange.

          (b) In connection with any Shelf Registration hereunder, the Company shall reimburse the holders of the Registrable Securities being registered in such registration for the reasonable fees and disbursements of not more than one counsel (or more than one counsel if a conflict exists among such selling holders in the exercise of reasonable judgment of counsel for the selling holders and counsel for the Company), together with appropriate local counsel, chosen by the holders of a majority in aggregate principal amount of the Registrable Securities to be included in such Registration Statement.

     SECTION  6.    Indemnification.
                    ---------------

          (a) Indemnification by the Company.  The Company shall, without
              ------------------------------
limitation as to time, indemnify and hold harmless each holder of Registrable Securities, the officers, directors, agents and employees of each of them, each Person who controls each such holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (individually, an "Indemnified Party"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys' fees) and expenses (including expenses of investigation) (collectively, "Losses"), as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of Prospectus or in any amendments or supplements thereto or in any preliminary prospectus, or arising out of or based upon, in the case of the Registration Statement or any amendments thereto, any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and, in the case of the Prospectus or form of Prospectus or in any amendments or supplements thereto or in any preliminary prospectus, any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that (1) the Company shall not be liable in either case to
- --------  -------
the extent that such Losses are based upon, and are consistent with, information furnished in writing to the Company by such Indemnified Party or the related holder of Registrable Securities expressly for use therein; and (2) the Company shall not be liable in either case to the extent that such Losses are based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, or form of Prospectus, if (x) such untrue statement or alleged untrue statement, omission or alleged omission is completely corrected in an amendment or supplement to the Prospectus and (y) having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such holder thereafter fails to deliver such Prospectus as so amended or supplemented, prior to or concurrently with the sale of a Registrable Security to the person asserting the claim from which such Losses arise.

          The Company shall also indemnify each underwriter, selling broker, dealer manager and similar securities industry professional participating in the distribution, and each of their officers, directors, agents and employees and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

          (b) Indemnification by Holder of Registrable Securities.  In
              ---------------------------------------------------
connection with a registration in which a holder of Registrable Securities is participating, such holder of Registrable Securities shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any Registration Statement or Prospectus and agrees to indemnify, to the full extent permitted by law, the Company, its directors, officers, agents and employees and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange
Act), from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, or form of Prospectus, or arising out of or based upon, in the case of the Registration Statement, any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus or form of Prospectus, any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in either case, to the extent, but only to the extent, that such untrue or alleged untrue statement is contained in or omission or alleged omission is required to be contained in any information so furnished in writing by such holder to the Company expressly for use in such Registration Statement or Prospectus and that such information was relied upon by the Company in preparation of such Registration Statement, Prospectus or form of Prospectus; provided, however, that no holder of
                                  --------  -------
Registrable Securities shall be liable in any such case to the extent that any such Losses are based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus or form of Prospectus, if (x) such untrue statement or alleged untrue statement, omission or alleged omission is completely corrected in writing by such holder and (y) the Company thereafter fails to deliver a Prospectus as so amended or supplemented, prior to or concurrently with the sale of a Registrable Security to the person asserting the claim from which such Losses arise. In no event shall the liability of any selling holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds (net of payment of all expenses) received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

          (c)  Conduct of Indemnification Proceedings.  If any Person shall be
               --------------------------------------
entitled to indemnity hereunder (an "indemnified party"), such indemnified party shall give prompt notice to the party or parties from which such indemnity is sought (the "indemnifying parties") of the commencement of any Proceeding with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the failure so to notify the
                 --------  -------
indemnifying parties shall not relieve the indemnifying parties from any obligation or liability except to the extent that the indemnifying parties have been prejudiced by such failure. The indemnifying parties shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such Proceeding, to assume, at the indemnifying parties' expense, the defense of any such Proceeding, with counsel reasonably satisfactory to such indemnified party; provided, however, that an indemnified party or parties (if more than one such
- --------  -------
indemnified party is named in any Proceeding) shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless: (l) the indemnifying parties agree in writing to pay such fees and expenses; or (2) the indemnifying parties fail promptly to assume the defense of such Proceeding or fail to employ counsel reasonably satisfactory to such indemnified party or parties; or (3) if the indemnified party or parties shall have been advised by counsel in its reasonable judgment that there is reasonably likely to be a conflict between the positions of the indemnifying party or an Affiliate of the indemnifying party and such indemnified party or parties in conducting the defense of such action or proceeding or that there are reasonably likely to be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or such Affiliate, in which case, if such indemnified party or parties notifies the indemnifying parties in writing that it elects to employ separate counsel at the expense of the indemnifying parties, the indemnifying parties shall not have the right to assume the defense thereof and such counsel shall be at the expense of and must be reasonably satisfactory to the indemnifying parties, it being understood, however, that, unless there exists a conflict among indemnified parties, the indemnifying parties shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified party or parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the indemnifying parties, such indemnifying parties or indemnified party or parties will not be subject to any liability for any settlement made without its or their consent (but such consent will not be unreasonably withheld). No indemnifying party shall be liable for any settlement of any such action or proceeding effected without its written consent, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, each indemnifying party jointly and severally agrees subject to the exception and limitations set forth above, to indemnify and hold harmless each indemnified party from and against any loss or liability by reason of such settlement or judgment. The indemnifying parties shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party or parties of a release, in form and substance reasonably satisfactory to the indemnified party or parties, from all liability in respect of such Proceeding for which such indemnified party would be entitled to indemnification hereunder (whether or not any indemnified party is a party thereto).

          (d)  Contribution.  If the indemnification provided for in this
               ------------
Section 6 is unavailable to an indemnified party or is insufficient to hold such indemnified party harmless for any Losses in respect of which this Section 6 would otherwise apply by its terms, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, to the fullest extent lawful shall have a joint and several obligation to contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any Proceeding, to the extent such party would have been indemnified for such expenses if the indemnification provided for in Section 6(a) or 6(b) was available to such party.

          The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata
                                                              --------
allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 6(d), an indemnifying party that is a selling holder of

Registrable Securities shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such indemnifying party and distributed to the public were offered to the public exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          (e)  Indemnity Cumulative.  The indemnity, contribution and expense
               --------------------
reimbursement obligations under this Section 6 shall be in addition to any liability each indemnifying person may otherwise have, under the Purchase Agreement or otherwise. The provisions of this Section 6 shall survive notwithstanding any transfer of the Registrable Securities by any holder or any termination of this Agreement.

     SECTION  7.    Rule 144 and Rule 144A.
                    ----------------------

          The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder as soon as is practicable and, if at any time the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 and Rule 144A under the Act. The Company shall take such further action as any holder of Registrable Securities may request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A.
Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether the Company has complied with such information requirements.

     SECTION  8.    Underwritten Registrations.
                    --------------------------

          If any of the Registrable Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the holders of a majority in aggregate principal amount of such Registrable Securities included in such offering.

     SECTION  9.    Miscellaneous.
                    -------------

          (a) Remedies.  In the event of a breach by the Company of any of its
              --------
obligations under this Agreement, each holder of Registrable Securities, in addition to being entitled to exercise all rights provided herein, in the Indenture or in the Purchase Agreement or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

          (b) No Inconsistent Agreements.  As of the date hereof, the Company
              --------------------------
does not have, and, after the date of this Agreement, it shall not enter into, any agreement with respect to any of its securities that is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The Company has not entered and it will not enter into any agreement with respect to any of its securities which will grant to any Person piggy-back rights with respect to a Registration Statement.

          (c) Amendments and Waivers.  The provisions of this Agreement,
              ----------------------
including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the written consent of the Company and holders of at least a majority of the then outstanding aggregate principal amount of Registrable Securities to the extent such amendment, modification, supplement, waiver or consent affects their rights hereunder as holders of Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by holders of at least a majority in aggregate principal amount of the Registrable Securities being sold by such holders pursuant to such Registration Statement; provided, that the provisions of this sentence may not be amended, modified or
- --------
supplemented except in accordance with the provisions of the immediately preceding sentence.

          (d) Notices.   All notices and other communications hereunder shall be
              -------
in writing and shall be deemed given (i) when delivered personally or by documented overnight courier or (ii) upon return of the receipt after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (i) if to the Company, to

                    Mr. C. R. Campbell, Executive Vice President
                    FRD Acquisition Co., Mail Station P-16-5
                    203 East Main Street
                    Spartanburg, South Carolina  29319

              with a copy to:

                    Mr. Timothy E. Flemming
                    FRD Acquisition Co., Mail Station P-12-3
                    203 East Main Street
                    Spartanburg, South Carolina  29319

              and to:

                    Randall C. Bassett, Esq.
                    Latham & Watkins
                    633 West Fifth Street
                    Suite 4000
                    Los Angeles, California  90071

          (ii)  if to the Holder, to

                    Family Restaurants, Inc.
                    18831 Von Karman Avenue
                    Irvine, California  92715
                    Attention:  Todd E. Doyle, Esq.

              with a copy to:

                    Skadden, Arps, Slate, Meagher & Flom
                    300 South Grand Avenue, Suite 3400
                    Los Angeles, California  90071
                    Attention:  Michael A. Woronoff, Esq.

          Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in such Indenture.

          (e) Successors and Assigns.  This Agreement shall inure to the benefit
              ----------------------
of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent holders of Registrable Securities. The Company may not assign its rights or obligations hereunder without the prior written consent of each holder of any Registrable Securities.

          (f) Counterparts.  This Agreement may be executed in any number of
              ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (g) Headings.  The headings in this Agreement are for convenience of
              --------
reference only and shall not limit or otherwise affect the meaning hereof.

          (h) Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
              -------------
IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Agreement.

          (i) Severability.  If any term, provision, covenant or restriction of
              ------------
this Agreement, is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

          (j) Attorneys' Fees.  As between the parties to this Agreement, in any
              ---------------
action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

          (k) Securities Held by the Company or Its Respective Affiliates.
              -----------------------------------------------------------
Whenever the consent or approval of holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its Affiliates shall not be counted in determining whether such consent or approval was given by the holders of such required percentage.

             IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                         FRD ACQUISITION CO.



                         By:  /s/ Ronald B. Hutchison
                              ------------------------------
                              Name: Ronald B. Hutchison
                              Title: Vice President and Treasurer



                         FAMILY RESTAURANTS, INC.



                         By:  /s/ R. T. Trebing, Jr.
                              ------------------------------
                              Name: R. T. Trebing, Jr.
                              Title: Senior Vice President and Chief Financial
                                     Officer